                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER


         I hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Patterson-UTI Energy, Inc. (f/k/a "Patterson Energy, Inc.") and its subsidiaries of information contained in my summary reserve reports appearing in the Patterson-UTI Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2000, relating to the oil and gas reserves as of December 31, 1998, 1999 and 2000.


                                                      /s/ M. BRIAN WALLACE, P.E.

Dallas, Texas
July 24, 2001